BOX
CLASS A COMMON STOCK

THE OFFERING

Class A common stock offered by us

12,500,000 shares

Class A common stock to be outstanding after this
offering

12,500,000 shares

Class B common stock to be outstanding after this
offering

103,944,702 shares

Total Class A common stock and Class B common stock
to be outstanding after this offering

116,444,702 shares

Over-allotment option of Class A common stock offered
by us

1,875,000 shares

Use of proceeds

The net proceeds from the sale of our Class A
common stock that we are offering will be
approximately $157.6 million, based on the initial
public offering price of $14.00 per share, and after
deducting underwriting discounts and commissions
and estimated offering expenses payable by us.
The principal purposes of this offering are to increase
our capitalization and financial flexibility and create
a public market for our Class A common stock. We
intend to use the net proceeds we receive from this
offering for general corporate purposes, including
working capital, operating expenses and capital
expenditures. While we cannot specify with certainty
the particular uses of the net proceeds we receive from
this offering, we currently expect to invest at least
50% of the net proceeds in sales and marketing
activities, product development, general and
administrative matters and capital expenditures to
support the growth in our business. We also may use a
portion of the net proceeds to acquire complementary
businesses, products, services or technologies.
However, we do not have agreements or
commitments for any specific acquisitions at this
time. See the section titled "Use of Proceeds" for
additional information.

Voting rights

Shares of our Class A common stock are entitled to
one vote per share.
Shares of our Class B common stock are entitled to
10 votes per share.
Holders of our Class A common stock and Class B
common stock will generally vote together as a single
class, unless otherwise required by law or our
amended and restated certificate of incorporation.
The holders of our outstanding Class B common
stock will hold approximately 98.8% of the voting
power of our outstanding capital stock following this
offering and will have the ability to control the
outcome of matters submitted to our stockholders for
approval, including the election of our directors and
the approval of any

change in control transaction. See the sections titled
"Principal Stockholders" and "Description of Capital
Stock" for additional information.

NYSE trading symbol

"BOX"

UNDERWRITERS
     Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC and J.P.
Morgan Securities LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Underwriters

Number of
Shares

Morgan Stanley & Co. LLC

4,375,000

Credit Suisse Securities (USA) LLC

3,125,000

J.P. Morgan Securities LLC

3,125,000

BMO Capital Markets Corp.

625,000

Canaccord Genuity Inc.

312,500

Pacific Crest Securities LLC

312,500

Raymond James & Associates, Inc.

312,500

Wells Fargo Securities, LLC

312,500

Total

12,500,00
0

     The underwriters and the representatives are collectively referred to as the "underwriters" and the
"representatives," respectively. The underwriters are offering the shares of our Class A common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of our Class A common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of our Class A common stock offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters' over-allotment option described below.
     The underwriters initially propose to offer part of the shares of our Class A common stock directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers. After the initial offering of the shares of our Class A common stock, the offering price and other selling terms may from time to time be varied by the representatives.
     We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 1,875,000 additional shares of our Class A common stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of our Class A common stock offered by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of our Class A common stock as the number listed next to the underwriter's name in the preceding table bears to the total number of shares of our Class A common stock listed next to the names of all underwriters in the preceding table.
     Entities affiliated with Coatue Management, L.L.C. (Coatue Entities), an affiliate of certain of our existing stockholders, may purchase less than 1,250,000 shares of our Class A common stock in this offering at the initial public offering price. The Coatue Entities may ultimately elect not to purchase shares of our Class A common stock in this offering or the underwriters may elect not to sell any shares of our Class A common stock in this offering to the Coatue Entities. The underwriters will receive the same discount from any shares of our Class A common stock sold to the Coatue Entities as they will from any other shares of our Class A common stock sold to the public in this offering. If the Coatue Entities purchase shares in this offering, such shares will be subject to a lock-up agreement
     Entities affiliated with Coatue Management, L.L.C. (Coatue Entities), an affiliate of certain of our existing stockholders, may purchase less than 1,250,000 shares of our Class A common stock in this offering at the initial public offering price. The Coatue Entities may ultimately elect not to purchase shares of our Class A common stock in this offering or the underwriters may elect not to sell any shares of our Class A common stock in this offering to the Coatue Entities. The underwriters will receive the same discount from any shares of our Class A common stock sold to the Coatue Entities as they will from any other shares of our Class A common stock sold to the public in this offering. Any shares of our Class A common stock sold to the Coatue Entities will be subject to lock-up restrictions described in the section titled "Shares Eligible for Future Sale."
     Prior to the completion of this offering, we had two classes of common stock: Class A common stock and
Class B common stock. The rights of the holders of our Class A common stock and Class B common stock were identical except with respect to voting. The holders of our Class A common stock were entitled to one vote per share, and the holders of our Class B common stock had no voting rights.
     Upon the completion of this offering, we will have authorized a new class of Class A common stock and a new class of Class B common stock. All currently outstanding shares of our Class A common stock, Class B common stock and redeemable convertible preferred stock will be reclassified into shares of our new Class B common stock. In addition, all currently outstanding restricted stock units (RSUs) and options to purchase shares of our capital stock will become eligible to be settled in or exercisable for shares of our new Class B common stock.
     Unless otherwise indicated, other than in our consolidated financial statements, references in this prospectus to our Class A common stock and Class B common stock are to our new Class A common stock and new Class B common stock, respectively. We refer to our Class A common stock prior to the completion of this offering as
"Existing Class A common stock" and our Class B common stock prior to the completion of this offering as
"Existing Class B common stock."
     The number of shares of our Class A common stock and Class B common stock that will be outstanding after this offering is based on no shares of our Class A common stock and 103,944,702 shares of our Class B common stock outstanding as of October 31, 2014, and excludes:

..

18,050,150 shares of our Class B common stock issuable upon the exercise of options to purchase shares of our Class B common stock outstanding as of October 31, 2014, with a weighted-average exercise price of $5.12 per share;

..

4,063,953 shares of our Class B common stock issuable upon the vesting of RSUs outstanding as of
October 31, 2014;

..

295,000 shares of our Class B common stock issued after October 31, 2014, in connection with our acquisition of Clariso, Inc. (MedXT);

..

155,787 shares of our Class B common stock issuable after October 31, 2014, in connection with our acquisition of Greply Inc. (Streem);

..

936,000 shares of our Class B common stock issuable upon the exercise of options to purchase shares of our Class B common stock granted after October 31, 2014, with an exercise price of $14.05 per share;

..

1,110,890 shares of our Class B common stock issuable upon the vesting of RSUs granted after October
31, 2014;

..

4,302 shares of our Class B common stock issued pursuant to restricted stock awards granted after
October 31, 2014, at a purchase price of $0.0001 per share; and

..

14,700,000 shares of our Class A common stock reserved for future issuance under our equity compensation plans, consisting of:

..

12,200,000 shares of our Class A common stock reserved for future issuance under our 2015 Equity
Incentive Plan (2015 Plan); and

..

2,500,000 shares of our Class A common stock reserved for future issuance under our 2015
Employee Stock Purchase Plan (ESPP).
     Our 2015 Plan and ESPP each provide for annual automatic increases in the number of shares reserved thereunder, and our 2015 Plan also provides for increases in the number of shares reserved thereunder based on awards under our 2011 Plan and our 2006 Stock Incentive Plan (2006 Plan) that expire, are forfeited or otherwise repurchased by us, as more fully described in the section titled "Executive Compensation-Employee Benefit and
Stock Plans."
     Of the shares described above, up to 24,316,780 shares of our Class B common stock will be issuable after this offering upon the exercise or vesting of outstanding stock options or RSUs or in connection with our acquisition of Streem.
     Unless otherwise indicated, other than in our consolidated financial statements, all information in this prospectus assumes:

..

the filing and effectiveness of our amended and restated certificate of incorporation and the effectiveness of our amended and restated bylaws, each of which will occur immediately prior to the completion of this offering;

..

the reclassification of our outstanding Existing Class A common stock and the conversion and reclassification of our outstanding Existing Class B common stock into an equivalent number of shares of our Class B common stock, which will occur immediately prior to the completion of this offering, and the authorization of our Class A common stock;

..

the automatic conversion and reclassification of all outstanding shares of our redeemable convertible preferred stock (other than our Series F redeemable convertible preferred stock) into an aggregate of
76,238,097 shares of our Class B common stock, which will occur immediately prior to the completion of this offering;

..

the automatic conversion and reclassification of all 7,500,000 outstanding shares of our Series F redeemable convertible preferred stock into an aggregate of 11,904,761 shares of our Class B common stock immediately prior to the completion of this offering, based on the initial public offering price of
$14.00 per share;

..

the issuance of 85,354 shares of our Class B common stock upon the assumed net exercise of a warrant to purchase shares of our redeemable convertible preferred stock outstanding as of October 31, 2014, which exercise will occur immediately prior to the completion of this offering at an exercise price of $0.29 per share, based upon the initial public offering price of $14.00 per share; and

..

no exercise of the underwriters' over-allotment option.